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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3 (333-10383 and
333-14025); Form S-4 (333-13133); and Post Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 included in the current report on Form 8-K of U.S. Office Products Company.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin

March 9, 1998